UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2007

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39500 Orchard Hill Place, Suite 200, Novi, Michigan		48375
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-374-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Salary Adjustment

On August 15, 2007, the Compensation Committee (the "Committee") of the Board of Directors of ITC Holdings Corp. (the "Company") approved changes to the compensation of Joseph L. Welch, the Company’s President, Chief Executive Officer and Treasurer. Mr. Welch’s new base salary is $580,000; his previous base salary was $480,000. In addition, Mr. Welch’s 2007 restricted stock and option awards under the Company’s 2006 Long Term Incentive Plan are targeted to have a total grant date value of $1.3 million. Previous awards were targeted to have a total grant date value equal to Mr. Welch’s base salary. The changes follow a review of salary benchmarking studies in consultation with the Committee’s compensation consultant and are immediately effective.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

August 21, 2007	By:	Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Vice President and General Counsel